February 27, 2017

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Re:       Northern Lights Fund Trust - File Nos. 333-122917 and 811-21720

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed the Northern Lights Fund Trust Registration Statement filed on Form N-14 on December 15, 2016. We hereby give you our consent to incorporate by reference the Legal Opinion into this amended Registration Statement filing on Form N-14 under the Investment Company Act of 1940 (the “Amended Filing”) and consent to all references to us in the Amended Filing.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP